Exhibit 99.1

NEWS RELEASE

NUVASIVE REPORTS THIRD QUARTER 2016 FINANCIAL RESULTS

SAN DIEGO, CA – Oct. 25, 2016 - NuVasive, Inc. (Nasdaq: NUVA), a leading medical device company focused on transforming spine surgery with minimally disruptive, procedurally-integrated solutions, announced today financial results for the quarter ended September 30, 2016.

Third Quarter 2016 Highlights

•	Revenue increased 19.5% to $239.6 million, or 18.9% on a constant currency basis

•	GAAP operating profit margin of 8.8%; Non-GAAP operating profit margin of 16.1%

•	GAAP diluted earnings per share of $0.07; Non-GAAP diluted earnings per share up 14.3% from prior year to $0.40

“Our results for the third quarter reflect continued strength in procedural volumes across the United States, as well as strong performances in our European and Australian markets,” said Gregory T. Lucier, NuVasive’s chairman and chief executive officer. “While our revenue results for the quarter were lower than our expectations due to capital and stocking orders in the United States that did not come through late in the quarter as planned, we believe this minor disruption is temporary. During the quarter, we continued to experience positive trends, including domestic procedural volumes in line with prior quarters and the conversion of surgeons at an increasingly faster pace, signaling stable market trends and competitive dynamics that favor our innovation and spine-only focused strategy.

“As anticipated, our results were also impacted by our dilator being off the market in Japan for a large portion of the quarter, which resulted in lower XLIF revenues. If XLIF procedures in Japan had been performed at their normal pace, the underlying revenue growth rate of our core business would have been in the mid-to-high single digits. We have resubmitted our dilator for approval with the Japanese Ministry of Health, and to be prudent, we have updated our financial guidance to reflect the removal of XLIF revenues in Japan for the fourth quarter.

Lucier continued, “Our intense focus on operational excellence is paying off as we delivered profitability and earnings that were significantly higher than our internal expectations, while continuing to invest in a broader innovation agenda and our new manufacturing facility in Ohio to drive long-term shareholder value creation. Based on these dynamics, we are reiterating our full year 2016 financial guidance in line with prior expectations, with the exception of revenue.”

A full reconciliation of GAAP to non-GAAP measures can be found in the tables of this news release.

Third Quarter 2016 Results

NuVasive’s financial results for the third quarter 2016 are inclusive of results from Ellipse Technologies, Inc. Mega Surgical and Biotronic NeuroNetwork, as these previously disclosed acquisitions were completed earlier in the year. Ellipse Technologies now operates as the renamed division NuVasive Specialized Orthopedics (NSO). Biotronic NeuroNetwork now operates alongside the Company’s existing Impulse Monitoring business under the renamed division NuVasive Clinical Services (NCS).

NuVasive reported third quarter 2016 total revenue of $239.6 million, a 19.5% increase compared to $200.5 million for the third quarter 2015. On a constant currency basis, third quarter 2016 total revenue increased 18.9% compared to the same period last year.

For the third quarter 2016, GAAP and non-GAAP gross profit was $180.5 million and $182.9 million, respectively, while GAAP and non-GAAP gross margin was 75.3% and 76.3%, respectively. These results compared to GAAP and non-GAAP gross profit of $151.4 million and GAAP and non-GAAP gross margin of 75.5% for the third quarter 2015. Total GAAP and non-GAAP operating expenses were $159.3 million and $144.4 million, respectively, for the third quarter of 2016. These results compared to GAAP and non-GAAP operating expenses of $123.3 million and $118.7 million, respectively, for the third quarter 2015.

NuVasive reported a GAAP net income of $3.9 million, or $0.07 per diluted share, for the third quarter 2016 compared to $13.0 million, or $0.24 per diluted share, for the third quarter 2015.

On a non-GAAP basis, the Company reported net income of $21.1 million, or $0.40 per diluted share for the third quarter 2016 compared to $18.1 million, or $0.35 per diluted share, for the third quarter 2015.

Cash, cash equivalents and short and long-term marketable securities were approximately $204 million at September 30, 2016.

Updated Guidance for 2016

The Company reiterated full year 2016 financial guidance in line with prior expectations, with the exception of revenue. The Company expects full year 2016 revenue to be lower than prior expectations based on the Company’s third quarter 2016 revenue results and the Company’s revised forecast for fourth quarter 2016 revenue in Japan.

•

Revenue of approximately $952.0 million for 2016, which includes a $1 million benefit from currency or approximately 17.4% growth compared to revenue of $811.1 million for 2015; versus a prior expectation of $962.0 million for 2016;

•

Non-GAAP diluted earnings per share of approximately $1.64, an increase of approximately 25% and in line with the prior expectation of $1.64, compared to non-GAAP diluted earnings per share of $1.31 for 2015;

•	Non-GAAP operating profit margin of approximately 16.0%, an increase of 60 basis points compared to 15.4% for 2015; in line with the prior expectation of approximately 16.0% for 2016;

•	Adjusted EBITDA margin of approximately 25.4% for 2016; in line with the prior expectation of approximately 25.4% for 2016, compared to 25.2% for 2015; and

•	Non-GAAP effective tax expense rate of approximately 37%; in line with the prior expectation of approximately 37% for 2016.

Supplementary Financial Information

For additional financial detail, please visit the Investor Relations section at www.nuvasive.com to access Supplementary Financial Information.

Reconciliation of Full Year EPS Guidance
			2016 Guidance
		2015 Actuals	Prior [1,2]	Current [1,3]
	GAAP net income per share	$1.26	$0.84	$0.76
	Impact of change to diluted share count	0.03	0.03	0.03
	GAAP net income per share, adjusted to diluted Non-GAAP share count	$1.30	$0.88	$0.79
	Litigation liability gain	(0.82)	(0.83)	(0.83)
	Business transition costs [4]	0.27	0.20	0.26
	Non-cash interest expense on convertible notes	0.31	0.38	0.38
	Non-cash purchase accounting adjustments on acquisitions [5]	—	0.28	0.28
	Loss on repurchase of convertible notes	—	0.34	0.34
	Amortization of intangible assets	0.24	0.73	0.78
	In-process research & development	0.02	—	—
	Tax effect of adjustments [6]	(0.01)	(0.34)	(0.36)
	Non-GAAP earnings per share	$1.31	$1.64	$1.64

	GAAP Weighted shares outstanding - basic	48,687	50,004	50,050
	GAAP Weighted shares outstanding - diluted	52,425	53,942	54,100
	Non-GAAP Weighted shares outstanding - diluted	51,110	52,000	52,050

[1]	Prior guidance provided July 26, 2016. Current guidance reflects guidance provided October 25, 2016, as updated for the expected changes in currency.
[2]	Effective tax expense rate of approximately 41% applied to GAAP earnings and approximately 37% applied to Non-GAAP earnings.
[3]	Effective tax expense rate of approximately 42% applied to GAAP earnings and approximately 37% applied to Non-GAAP earnings.
[4]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

[5]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[6]

The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of approximately 37% on a non-GAAP basis.

Reconciliation of Non-GAAP Operating Margin %

			2016 Guidance
	(in thousands, except %)	2015 Actuals	Prior [1]	Current [1]
	Non-GAAP Gross Margin % [A]	76.0%	76.4%	76.4%
	Non-cash purchase accounting adjustments on acquisitions [2]	0.0%	(1.5%)	(1.5%)
	GAAP Gross Margin [B]	76.0%	74.9%	74.8%

	GAAP & Non-GAAP Sales, Marketing & Administrative Expense [C]	56.4%	55.4%	55.3%

	Non-GAAP Research & Development Expense [D]	4.3%	5.1%	5.1%
	In-process research & development	0.1%	0.0%	0.0%
	GAAP Research & Development Expense [E]	4.4%	5.1%	5.1%

	Litigation liability [F]	(5.2%)	(4.5%)	(4.5%)
	Amortization of intangible assets [G]	1.5%	4.0%	4.3%
	Business transition costs [H] [3]	1.7%	1.2%	1.5%

	Non-GAAP Operating Margin % [A - C - D]	15.4%	16.0%	16.0%

	GAAP Operating Margin % [B - C - E - F - G - H]	17.1%	13.7%	13.2%

[1]	Prior guidance provided July 26, 2016. Current guidance reflects guidance provided October 25, 2016, as updated for the expected changes in currency.
[2]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[3]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

Reconciliation of EBITDA %

			2016 Guidance
	(in thousands, except %)	2015 Actuals	Prior [1]	Current [1]
	Net Income / (Loss)	8.2%	4.7%	4.3%
	Interest (income) / expense, net	3.4%	5.9%	6.0%
	Provision for income taxes	5.8%	3.2%	3.1%
	Depreciation and amortization	8.1%	10.5%	10.6%
	EBITDA	25.5%	24.3%	24.1%
	Non-cash stock based compensation	3.1%	2.9%	2.9%
	Business transition costs [2]	1.7%	1.1%	1.4%
	Non-cash purchase accounting adjustments on acquisitions [3]	0.0%	1.5%	1.5%
	In-process research & development	0.1%	0.0%	0.0%
	Litigation liability gain	(5.2%)	(4.5%)	(4.5%)
	Adjusted EBITDA	25.2%	25.4%	25.4%

[1]	Prior guidance provided July 26, 2016. Current guidance reflects guidance provided October 25, 2016, as updated for the expected changes in currency.
[2]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

[3]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

Reconciliation of Non-GAAP Information

Management uses certain non-GAAP financial measures such as non-GAAP earnings per share, non-GAAP net income, non-GAAP operating expenses and non-GAAP operating profit margin, which exclude amortization of intangible assets, non-cash purchase accounting adjustments on acquisitions, business transition costs, CEO transition related costs, certain litigation charges, significant one-time items, non-cash interest expense and/or losses on repurchase of convertible notes, and the impact from taxes related to these items, including those taxes that would have occurred in lieu of these items. Management also uses certain non-GAAP measures which are intended to exclude the impact of foreign exchange currency fluctuations.  The measure constant currency is the use of an exchange rate that eliminates fluctuations when calculating financial performance numbers.

The Company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital.  Additionally, the Company uses an adjusted EBITDA measure which represents earnings before interest, taxes, depreciation and amortization and excludes the impact of stock-based compensation, non-cash purchase accounting adjustments on acquisition, business transition costs, CEO transition related costs, certain litigation charges, and other significant one-time items. Management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

	Reconciliation of Third Quarter 2016 Results
	GAAP Net Income per Share to Non-GAAP Earnings per Share

	(in thousands, except per share data)	Adjustments	Diluted Earnings Per Share
	GAAP net income	$3,926	$0.07

	Business transition costs [1]	3,451
	Non-cash interest expense on convertible notes	5,186
	Non-cash purchase accounting adjustments on acquisitions [2]	2,457
	Amortization of intangible assets	11,115
	Tax effect of adjustments [3]	(5,010)
	Adjustments to GAAP net loss	17,199	0.33
	Non-GAAP earnings	$21,125	$0.40

	GAAP weighted shares outstanding - diluted		55,782
	Non-GAAP weighted shares outstanding - diluted		52,633

[1]

Costs related to acquisition, integration and business transition activities which includes severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

[2]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[3]

The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of approximately 37% on a non-GAAP basis. The result of these adjustments is a change in the annual effective tax rate from approximately 29% to 37%. The Company adopted ASU 2016-09 Stock Compensation in Q2 2016 which was effective as of January 1, 2016 with retrospective adjustment. The result of the retrospective adjustment resulted in a change in the Q1 2016 quarterly effective tax rate on a non-GAAP basis from approximately 41% to 36%.

	Reconciliation of Year To Date 2016 Results
	GAAP Net Income per Share to Non-GAAP Earnings per Share

	(in thousands, except per share data)	Adjustments	Diluted Earnings Per Share
	GAAP net income	$30,771	$0.58

	Litigation liability gain	(43,310)
	Business transition costs [1]	11,514
	Non-cash interest expense on convertible notes	14,547
	Non-cash purchase accounting adjustments on acquisitions [2]	14,747
	Loss on repurchases of convertible notes	17,444
	Amortization of intangible assets	28,945
	Tax effect of adjustments [3]	(15,759)
	Adjustments to GAAP net income	28,128	0.54
	Non-GAAP earnings	$58,899	$1.14

	GAAP weighted shares outstanding - diluted		53,498
	Non-GAAP weighted shares outstanding - diluted		51,841

[1]

Costs related to acquisition, integration and business transition activities which includes severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

[2]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[3]

The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of approximately 37% on a non-GAAP basis. The result of these adjustments is a change in the annual effective tax rate from approximately 29% to 37%. The Company adopted ASU 2016-09 Stock Compensation in Q2 2016 which was effective as of January 1, 2016 with retrospective adjustment. The result of the retrospective adjustment resulted in a change in the Q1 2016 quarterly effective tax rate on a non-GAAP basis from approximately 41% to 36%.

	Reconciliation of Third Quarter and Nine Months 2016 Results
	GAAP net income to Adjusted EBITDA

		Three months ended	Nine months ended
	(in thousands, except per share data)	September 30, 2016	September 30, 2016
	GAAP net income	$3,926	$30,771
	Interest (income) / expense, net [1]	10,789	46,508
	Provision for income taxes	6,972	17,383
	Depreciation and amortization	27,158	72,865
	EBITDA	$48,845	$167,527
	Litigation liability gain	—	(43,310)
	Non-cash purchase accounting related charges [2]	2,457	14,747
	Business transition costs [3]	3,451	11,514
	Non-cash stock based compensation	7,288	19,645
	Adjusted EBITDA	$62,041	$170,123
	As a percentage of revenue	25.9%	24.6%

[1]	Included in Interest (income) / expense, net for the nine months ended September 30, 2016 is loss on extinguishment of debt for $17.4 million.
[2]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[3]

Costs related to acquisition, integration and business transition activities which includes severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

Investor Conference Call

NuVasive will hold a conference call today at 5:30 p.m. ET / 2:30 p.m. PT to discuss the results of its financial performance for the third quarter 2016. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the Investor Relations page of the Company's website at www.nuvasive.com. After the live webcast, the call will remain available on NuVasive's website through November 28, 2016. In addition, a telephone replay of the call will be available until November 2, 2016. The replay dial-in numbers are 1-844-512-2921 for domestic callers and 1-412-317-6671 for international callers. Please use pin number: 13646026.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is a world leader in minimally invasive, procedurally-integrated spine solutions. From complex spinal deformity to degenerative spinal conditions, NuVasive is transforming spine surgery with innovative technologies designed to deliver reproducible and clinically proven surgical outcomes. NuVasive’s highly differentiated, procedurally-integrated solutions include access instruments, implantable hardware and software systems for surgical planning and reconciliation technology that centers on achieving the global alignment of the spine. With $811 million in revenues (2015), NuVasive has an approximate 2,200 person workforce in more than 40 countries around the world. For more information, please visit www.nuvasive.com.

NuVasive cautions you that statements included in this news release or made on the investor conference call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. In addition, this news release contains selected financial results from the third quarter 2016, as well as projections for 2016 financial guidance and longer-term financial performance goals. The Company’s projections for 2016 financial guidance and longer-term financial performance goals represent current estimates, including initial estimates of the potential benefits, synergies and cost savings associated with acquisitions, which are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that NuVasive’s revenue or earnings projections may turn out to be inaccurate because of the preliminary nature of the forecasts; the risk of further adjustment to financial results or future financial expectations; unanticipated difficulty in selling products, generating revenue or producing expected profitability; the risk that acquisitions will not be integrated successfully or that the benefits and synergies from the acquisition may not be fully realized or may take longer to realize than expected; and those other risks and uncertainties more fully described in the Company’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov.The forward-looking statements contained herein are based on the current expectations and assumptions of NuVasive and not on historical facts. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

NuVasive, Inc.

Consolidated Statement of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited)	2016	2015	2016	2015
Revenue	$239,649	$200,538	$690,963	$595,831
Cost of goods sold (excluding below amortization of intangible assets)	59,196	49,167	173,167	143,246
Gross profit	180,453	151,371	517,796	452,585
Operating expenses:
Sales, marketing and administrative	131,886	110,554	391,211	338,444
Research and development	12,516	9,189	35,016	27,227
Amortization of intangible assets	11,438	3,067	29,912	9,037
Litigation liability (gain)	—	(500)	(43,310)	(42,507)
Business transition costs	3,451	950	11,514	10,845
Total operating expenses	159,291	123,260	424,343	343,046
Interest and other expense, net:
Interest income	190	362	924	1,125
Interest expense	(10,979)	(7,307)	(29,988)	(21,675)
Loss on repurchases of convertible notes	—	—	(17,444)	—
Other income (expense), net	94	387	(102)	530
Total interest and other expense, net	(10,695)	(6,558)	(46,610)	(20,020)
Income before income taxes	10,467	21,553	46,843	89,519
Income tax expense	(6,972)	(8,803)	(17,383)	(35,332)
Consolidated net income	$3,495	$12,750	$29,460	$54,187
Add back net loss attributable to non-controlling interests	$(431)	$(210)	$(1,311)	$(601)
Net income attributable to NuVasive, Inc.	$3,926	$12,960	$30,771	$54,788

Net income per share attributable to NuVasive, Inc.:
Basic	$0.08	$0.26	$0.62	$1.13
Diluted	$0.07	$0.24	$0.58	$1.05
Weighted average shares outstanding:
Basic	50,264	48,993	49,970	48,513
Diluted	55,782	53,199	53,498	52,202

NuVasive, Inc.

Consolidated Balance Sheets

(in thousands, except par values and share amounts)

	September 30, 2016	December 31, 2015
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$203,818	$192,339
Short-term marketable securities	—	165,423
Accounts receivable, net of allowances of $8,335 and $5,320, respectively	143,818	127,595
Inventory, net	212,784	168,140
Prepaid income taxes	46,904	40,540
Prepaid expenses and other current assets	9,573	8,790
Total current assets	616,897	702,827
Property and equipment, net	179,913	141,441
Long-term marketable securities	—	112,332
Intangible assets, net	303,928	85,076
Goodwill	498,686	154,281
Deferred tax assets	4,633	83,691
Restricted cash and investments	7,420	5,615
Other assets	24,568	17,404
Total assets	$1,636,045	$1,302,667
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$72,581	$60,985
Contingent consideration liabilities	45,005	—
Accrued payroll and related expenses	41,010	37,641
Income tax liabilities	828	990
Short-term senior convertible notes	120,975	—
Total current liabilities	280,399	99,616
Long term senior convertible notes	559,950	372,920
Deferred and income tax liabilities, non-current	26,239	8,602
Non-current litigation liabilities	—	88,261
Other long-term liabilities	46,643	14,425
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 120,000,000 shares authorized at September 30, 2016 and December 31, 2015, 55,096,226 and 52,616,471 issued and outstanding at September 30, 2016 and December 31, 2015, respectively	55	53
Additional paid-in capital	1,033,298	989,387
Accumulated other comprehensive loss	(5,891)	(12,112)
Accumulated deficit	(73,235)	(104,006)
Treasury stock at cost; 4,751,464 shares and 3,316,794 shares at September 30, 2016 and December 31, 2015, respectively	(237,411)	(161,788)
Total NuVasive, Inc. stockholders’ equity	716,816	711,534
Non-controlling interests	5,998	7,309
Total equity	722,814	718,843
Total liabilities and equity	$1,636,045	$1,302,667

NuVasive, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
(unaudited)	2016	2015
Operating activities:
Consolidated net income	$29,460	$54,187
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73,765	49,006
Loss on repurchases of convertible notes	17,444	—
Amortization of non-cash interest	16,906	13,255
Stock-based compensation	19,645	20,570
Reserves on current assets	9,027	7,232
Other non-cash adjustments	11,369	13,127
Deferred income taxes	24,810	37,047
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(3,038)	2,163
Inventory	(22,423)	(19,768)
Prepaid expenses and other current assets	(3,457)	2,512
Accounts payable and accrued liabilities	5,939	8,828
Accrued royalties	(85)	(46,999)
Accrued payroll and related expenses	(1,670)	(5,080)
Litigation liability	(88,450)	(35,333)
Income taxes	6,778	(52,739)
Net cash provided by operating activities	96,020	48,008
Investing activities:
Acquisition of Ellipse Technologies, net of cash acquired	(380,080)	—
Other acquisitions and investments	(108,150)	(1,357)
Purchases of intangible assets	(5,918)	(28,589)
Proceeds from sales of property and equipment	—	40
Purchases of property and equipment	(73,882)	(59,905)
Purchases of marketable securities	(128,956)	(320,177)
Proceeds from sales of marketable securities	407,032	272,666
Sales of restricted investments	—	180,694
Purchases of restricted investments	—	(62,625)
Net cash used in investing activities	(289,954)	(19,253)
Financing activities:
Incremental tax benefits related to stock-based compensation awards	—	15,185
Proceeds from the issuance of common stock	6,668	9,040
Payment of contingent consideration	—	(514)
Purchase of treasury stock	(24,441)	(52,532)
Proceeds from issuance of convertible debt, net of issuance costs	634,140	—
Proceeds from sale of warrants	44,850	—
Purchase of convertible note hedge	(111,150)	—
Repurchases of convertible notes	(343,835)	—
Proceeds from revolving line of credit	50,000	—
Repayments on revolving line of credit	(50,000)	—
Other financing activities	(1,701)	(131)
Net cash provided by (used in) financing activities	204,531	(28,952)
Effect of exchange rate changes on cash	882	(862)
Increase (decrease) in cash and cash equivalents	11,479	(1,059)
Cash and cash equivalents at beginning of period	192,339	142,387
Cash and cash equivalents at end of period	$203,818	$141,328

Investor Contact:

Suzanne Hatcher

NuVasive, Inc.

1-858-458-2240

shatcher@nuvasive.com

Media Contact:

Michael Farrington

NuVasive, Inc.

1-858-909-1940

media@nuvasive.com